                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                 CB Commercial Real Estate Services Group, Inc.
--------------------------------------------------------------------------------
                     (Exact name of registrant as specified
                                 in its charter)


                 Delaware                               52-1616016
         -----------------------                    -------------------
         (State of incorporation                     (I.R.S. Employer
            or organization)                        Identification No.)



     533 South Fremont Avenue, Los Angeles, CA               90071-1798
     -----------------------------------------               ----------
      (Address of principal executive offices)               (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                      ----
                                (Title of Class)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. []

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. []

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, .01 par value
                           ---------------------------
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be
         --------------------------------------------
         Registered.
         ----------

     In response to this item, attached hereto as Exhibit 4.1 is the description of the Common Stock, $.01 par value per share (the "Common Stock"), of CB Commercial Real Estate Services Group, Inc. (the "Registrant") contained under the caption "Description of Capital Stock - Common Stock" in Registrant's Registration Statement on Form S-1 (the "Registration Statement") (File No. 333-12757) as amended by Amendment No. 3 thereto, dated November 25, 1996.

Item 2.  Exhibit.
         -------

     The following exhibit is filed as a part of this amendment to Registration
Statement:

     4.1 Description of the Registrant's Common Stock contained under the caption "Description of Capital Stock - Common Stock" in Registrant's Registration Statement on Form S-1, as amended by Amendment No. 3 thereto, dated November 25, 1996.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated:  December 13, 1996.


                                   CB COMMERCIAL REAL ESTATE SERVICES
                                   GROUP, INC.



                                   By    /s/ WALTER V. STAFFORD
                                      --------------------------------
                                             Walter V. Stafford
                                           Senior Executive Vice
                                       President and General Counsel


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